                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  December 10, 1999



                              CHEMDEX CORPORATION
            (Exact name of registrant as specified in its charter)

                                    0-26811
                           (Commission File Number)

     Delaware                                            77-0465469
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation)


                 1500 Plymouth Street, Mountain View, CA 94043
            (Address of principal executive offices, with zip code)

                                 650-567-8900
             (Registrant's telephone number, including area code)

                     3950 Fabian Way, Palo Alto, CA 94303
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

     (a) On December 13, 1999, Chemdex and Tenet Healthcare Corporation announced the formation of a new company to provide business-to-business e-commerce solutions to the healthcare industry. Further details are set forth in the press release attached hereto as Exhibit 99.1

     (b) On December 20, 1999, Chemdex announced that it had made a $10 million investment in TRADEX Technologies, Inc., a provider of solutions for net markets. TRADEX is in the process of being acquired by Ariba, Inc. Further details are set forth in the press release attached hereto as
          Exhibit 99.2

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

          10.34 Joint Venture Agreement dated as of December 10, 1999 between Tenet HealthSystem Medical Inc. and Chemdex Corporation.

          10.35 Form of Tenet/NewCo Agreement dated as of January___, 2000 between Tenet HealthSystem Medical, Inc., Tendex, Inc., Promedix.com, Inc. and Chemdex Corporation. *

          10.36 Form of Chemdex License and Services Agreement dated as of January___, 2000 between Chemdex Corporation, Promedix.com, Inc., Tendex, Inc. and Tenet HealthSystem Medical, Inc. *

          99.1 Press release dated December 13, 1999, announcing the joint venture with Tenet Healthcare Corporation.

          99.2 Press release dated December 20, 1999, announcing the investment in TRADEX.


_______________________
*  Confidential Treatment Requested.

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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CHEMDEX CORPORATION



Date:  January 03, 2000                   By:  /s/  James G. Stewart
                                             ------------------------------
                                             James G. Stewart
                                             Chief Financial Officer

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